Earnings Presentation THIRD QUARTER 2019 RESULTS Contact: (email) Chuck.Shaffer@SeacoastBank.com (phone) 772.221.7003 (web) www.SeacoastBanking.com

Cautionary Notice Regarding Forward-Looking Statements This press release contains “forward-looking statements” within the meaning, and protections, of Section of assumptions and estimates, as well as differences in, and changes to, economic, market and credit 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, conditions; the impact on the valuation of our investments due to market volatility or counterparty without limitation, statements about future financial and operating results, cost savings, enhanced payment risk; statutory and regulatory dividend restrictions; increases in regulatory capital requirements revenues, economic and seasonal conditions in our markets, new initiatives and improvements to for banking organizations generally; the risks of mergers, acquisitions and divestitures, including our reported earnings that may be realized from cost controls, tax law changes, and for integration of banks ability to continue to identify acquisition targets and successfully acquire desirable financial institutions; that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, changes in technology or products that may be more difficult, costly, or less effective than anticipated; strategic plans, including Vision 2020, expectations and intentions and other statements that are not our ability to identify and address increased cybersecurity risks; inability of our risk management historical facts. Actual results may differ from those set forth in the forward-looking statements. framework to manage risks associated with our business; dependence on key suppliers or vendors to obtain equipment or services for our business on acceptable terms; reduction in or the termination of Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, our ability to use the mobile-based platform that is critical to our business growth strategy; the effects expectations, anticipations, assumptions, estimates and intentions about future performance, and of war or other conflicts, acts of terrorism, natural disasters or other catastrophic events that may affect involve known and unknown risks, uncertainties and other factors, which may be beyond our control, general economic conditions; unexpected outcomes of, and the costs associated with, existing or new and which may cause the actual results, performance or achievements of Seacoast to be materially litigation involving us; our ability to maintain adequate internal controls over financial reporting; potential different from future results, performance or achievements expressed or implied by such forward-looking claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, statements. You should not expect us to update any forward-looking statements. regulatory proceedings and enforcement actions; the risks that our deferred tax assets could be reduced if estimates of future taxable income from our operations and tax planning strategies are less than All statements other than statements of historical fact could be forward-looking statements. You can currently estimated and sales of our capital stock could trigger a reduction in the amount of net operating identify these forward-looking statements through our use of words such as “may”, “will”, “anticipate”, loss carryforwards that we may be able to utilize for income tax purposes; the effects of competition “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” or other similar words and unions, securities brokerage firms, insurance companies, money market and other mutual funds and expressions of the future. These forward-looking statements may not be realized due to a variety of other financial institutions operating in our market areas and elsewhere, including institutions operating factors, including, without limitation: the effects of future economic and market conditions, including regionally, nationally and internationally, together with such competitors offering banking products and seasonality; governmental monetary and fiscal policies, including interest rate policies of the Board of services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the Governors of the Federal Reserve, as well as legislative, tax and regulatory changes; changes in accounting establishment of reserves for possible loan losses. policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and All written or oral forward-looking statements attributable to us are expressly qualified in their entirety liabilities; interest rate risks, sensitivities and the shape of the yield curve; uncertainty related to the by this cautionary notice, including, without limitation, those risks and uncertainties described in our impact of LIBOR calculations on securities and loans; changes in borrower credit risks and payment annual report on Form 10-K for the year ended December 31, 2018 under “Special Cautionary Notice behaviors; changes in the availability and cost of credit and capital in the financial markets; changes in Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. the prices, values and sales volumes of residential and commercial real estate; our ability to comply with Such reports are available upon request from the Company, or from the Securities and Exchange any regulatory requirements; the effects of problems encountered by other financial institutions that Commission, including through the SEC’s Internet website at www.sec.gov. adversely affect us or the banking industry; our concentration in commercial real estate loans; the failure THIRD QUARTER 2019 EARNINGS PRESENTATION 2

Seacoast Banking Corporation of Florida [NASDAQ: SBCF] Valuable Florida Franchise With Disciplined Growth Strategy, Benefiting from Fortress Balance Sheet with Robust Capital Generation, Prudent Liquidity Position, and Strict Credit Underwriting Seacoast Customer Map • $6.9 billion in assets as of September 30, • Highly disciplined credit portfolio 2019, operating in the nation’s third- • Prudent liquidity position most populous state • Strong capital position • Strong and growing presence in four of Florida’s most attractive MSAs • Steady increase in shareholder value with tangible book value per share ◦ #1 Florida-based bank in the Orlando increasing 19% year-over-year MSA ◦ Growing share in West Palm Beach • Active board with a diverse range of experience and expertise ◦ #2 share in Port St Lucie MSA ◦ Growing presence in Tampa MSA • Market Cap: $1.3 billion as of September 30, 2019 THIRD QUARTER 2019 EARNINGS PRESENTATION 3

Third Quarter Highlights • Earnings per diluted share totaled $0.49 on a GAAP basis and $0.53 on an adjusted basis1 for the quarter • On a GAAP basis, ended the quarter at 1.61% Return on Tangible Assets (ROTA) and 14.7% Return on Average Tangible Common Equity (ROTCE). On an adjusted basis, third quarter results were 1.67% adjusted ROTA1 and 15.3% adjusted ROTCE1 • Steadily building shareholder value through consistent growth in tangible book value per share, ending the period at $14.30, an increase of 19% compared to the prior year • The efficiency ratio improved to 48.6% compared to 53.5% in the prior quarter and 57.0% in the third quarter of 2018. The adjusted efficiency ratio1 improved to 49.0% compared to 51.4% in the prior quarter and 56.3% in the third quarter of 2018 • New loan originations of $488 million compared to $407 million in the prior quarter, resulting in net loan growth of 8% on an annualized basis • Noninterest income to total revenue (excluding securities losses) improved to 20%, from 19% in the prior quarter, attributed primarily to continued strong performance in mortgage banking • On a GAAP basis, noninterest expense declined $2.4 million sequentially and adjusted noninterest expense1 declined $1.1 million, the result of our continued focus on expense control and streamlining operations • Year to date adjusted revenues1 increased 18% compared to the prior year while adjusted noninterest expense1 increased 7%, generating 11% operating leverage THIRD QUARTER 2019 EARNINGS PRESENTATION 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP 4

Net Interest Income and Margin ($ In Thousands) $60,100 $60,861 $60,219 $61,027 $51,709 4.00% 4.02% 3.82% 3.94% 3.89% 3.64% 3.73% 3.76% 3.67% 3.64% 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 Net Interest Income Net Interest Margin NIM, excluding accretion on acquired loans • Net interest income1 totaled $61.0 million, up $0.8 million or 1% from the prior quarter and up $9.3 million or 18% from the third quarter of 2018. • Net interest margin1 decreased 5 basis points to 3.89% quarter-over-quarter. Removing accretion on acquired loans, the net interest margin decreased 3 basis points. THIRD QUARTER 2019 EARNINGS PRESENTATION 1Calculated on a fully taxable equivalent basis using amortized cost 5

Noninterest Income

90 +YEARS

Noninterest Income (in thousands)



BOLI
Other Income[2]
SBA Gains
Mortgage Banking Fees
Wealth Management Income
Interchange Income
Service Charges
$12,291
$1,078
$2,126
$473
$1,135
$1,527
$3,119
$2,833
$13,577
$927
$2,238
$691
$1,734
$1,688
$3,405
$2,894
$13,943
$928
$2,503
$569
$2,127
$1,632
$3,206
$2,978
3Q'18
2Q'19
3Q'19

Adjusted Noninterest Income[1] (in thousands)



BOLI
Other Income[3]
SBA Gains
Mortgage Banking Fees
Wealth Management Income
Interchange Income
Service Charges
$12,339
$1,078
$2,174
$473
$1,135
$1,527
$3,119
$2,833
$14,043
$927
$2,704
$691
$1,734
$1,688
$3,405
$2,894
$13,834
$928
$2,394
$569
$2,127
$1,632
$3,206
$2,978
3Q'18
2Q'19
3Q'19

Noninterest income increased $0.4 million sequentially and adjusted noninterest income[1] decreased $0.2 million sequentially. Changes quarter-over-quarter include:

- Mortgage banking fees increased $0.4 million sequentially, reflecting the combination of increased refinance activity due to lower long term rates and a greater focus on generating saleable volume.
- On a GAAP basis, other income in the third quarter of 2019 includes $1.0 million in BOLI death benefits and $0.8 million in securities losses, which are both excluded from reporting on an adjusted basis.
- Interchange income decreased $0.2 million sequentially, reflecting lower customer activity as a result of Hurricane Dorian.

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP
[2]Other Income includes marine finance fees, swap related income and other fees related to customer activity as well as losses on sales of securities of $48 thousand in 3Q'18, $466 thousand in 2Q'19, and $847 thousand in 3Q'19. Other Income in 3Q'19 also includes $956 thousand in BOLI death benefits.
[3]Other Income on an adjusted basis includes marine finance fees, swap related income and other fees related to customer activity

Seacoast BANKING CORPORATION OF FLORIDA
THIRD QUARTER 2019 EARNINGS PRESENTATION
6

Proven Success at Disciplined Expense Control



Noninterest Expense (in thousands)
Other Expenses[2]
Legal & Professional
Occupancy & Telephone
Data Processing Cost
Amortization of Intangibles
Salaries & Benefits
$37,399
$5,344
$2,019
$5,205
$3,493
$1,004
$20,334
$41,000
$4,842
$2,033
$6,178
$3,876
$1,456
$22,615
$38,583
$4,656
$1,648
$5,499
$3,711
$1,456
$21,613
3Q'18
2Q'19
3Q'19



Adjusted Noninterest Expense[1] (in thousands)
Other Expenses[2]
Legal & Professional
Occupancy & Telephone
Data Processing Cost
Salaries & Benefits
$35,913
$5,028
$2,019
$5,107
$3,476
$20,283
$38,027
$4,769
$2,033
$5,858
$3,876
$21,491
$36,911
$4,591
$1,597
$5,414
$3,706
$21,603
3Q'18
2Q'19
3Q'19

Noninterest expense declined $2.4 million and adjusted noninterest expense[1] declined $1.1 million sequentially. Changes quarter-over-quarter include:

- Salaries and benefits on a GAAP basis decreased $1.0 million, reflecting the impact of $1.1 million in severance costs in the prior quarter
- Our continued focus on efficiency and streamlining operations resulted in decreases across several expense categories, including $0.7 million in occupancy and telephone, $0.4 million in legal and professional and $0.2 million in data processing costs. On a GAAP basis, the third quarter of 2019 includes $0.2 million in expenses across these same categories associated with branch consolidation activity and our Hurricane Dorian response efforts.
- Other expenses include a $0.3 million decrease in FDIC assessments. The FDIC announced the achievement of their target insurance reserve ratio, resulting in our ability to apply previously awarded credits in the third quarter. Our remaining credits, totaling $1.2 million, will be applied to future assessments if the reserve remains above the target threshold.

Seacoast BANKING CORPORATION OF FLORIDA THIRD QUARTER 2019 EARNINGS PRESENTATION

[1] *Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP*
[2] *Other Expense includes marketing expenses and other expenses associated with ongoing business operations.*

7

Continued Favorable Efficiency Ratio Trend GAAP - Efficiency Adjusted - Efficiency1 74% 71% 69% 66% 65% 64% 63% 62% 61% 61% 59% 58% 58% 58% 57% 57% 57% 57% 56% 56% 53% 53% 54% 51% 49% 49% 6 6 7 7 7 7 8 8 8 8 9 9 9 6 6 7 7 7 7 8 8 8 8 9 9 9 '1 '1 '1 '1 '1 '1 '1 '1 '1 '1 '1 '1 '1 '1 '1 '1 '1 '1 '1 '1 '1 '1 '1 '1 '1 '1 Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q 3 4 1 2 3 4 1 2 3 4 1 2 3 3 4 1 2 3 4 1 2 3 4 1 2 3 • The efficiency ratio was 48.6% compared to 53.5% in the prior quarter and 57.0% in the third quarter of 2018. • The adjusted efficiency ratio1 improved to 49.0% compared to 51.4% in the prior quarter and 56.3% in the third quarter of 2018. • The improvements were the outcome of our continued focus on streamlining operations combined with driving top-line revenues. THIRD QUARTER 2019 EARNINGS PRESENTATION 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP 8

Loan Growth Momentum Continues, Supported by a Strong Florida Economy and Strict Credit Underwriting Total Loans Outstanding ($ in millions) $4,986 • Third quarter loans totaled $5.0 billion, an increase of $4,825 $4,828 $4,888 $927 million or 23% year-over-year. • New loan originations of $488 million, compared to $4,059 $407 million in the prior quarter, resulted in net loan growth of 8% on an annualized basis. 5.22% 5.12% 5.16% 5.06% • Pipelines increased sequentially and, exiting the third 4.83% quarter of 2019, were $360 million in commercial, $66 4.77% 4.89% 4.82% 4.76% million in consumer and small business, $43 million in 4.59% retained residential and $35 million in saleable residential loans. • The decline in loan yield sequentially reflects a decline across all points on the yield curve, affecting variable rate loans and add-on rates for new loans originated. 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 Loans Reported Yield Y i e l d E x c l u d i n g Accretion on Acquired Loans THIRD QUARTER 2019 EARNINGS PRESENTATION 9

Strong Deposit Franchise Supported by Attractive Markets Deposits Outstanding ($ in millions) $5,606 $5,673 • Total deposits increased $132 million quarter-over- $5,541 quarter and $1.0 billion compared to the third quarter of $5,177 $1,129 $1,054 $1,218 2018. $4,644 $926 • Third quarter balances reflect an increase of $189 million $753 in brokered deposits. We continue to actively manage our mix of brokered deposits and FHLB borrowings to obtain $1,701 $1,693 $1,687 the most advantageous rates. $1,667 $1,489 • The Company continues to accelerate the acquisition of commercial customers, with commercial checking balances growing 2% on an annualized basis despite normal seasonal headwinds. $2,776 $2,794 $2,768 49% • Transaction accounts represented 49% of total deposits $2,402 $2,584 and increased 15% year-over-year. • Overall cost of deposits decreased to 73 basis points from 76 basis points in the prior quarter. 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 Transaction Accounts Savings & Money Market Time Deposits THIRD QUARTER 2019 EARNINGS PRESENTATION 10

Average Deposit Balances and Cost Deposit Mix and Cost of Deposits Trended Cost of Deposits Fed Funds Cost of Deposits 0.43% 0.54% 0.67% 0.76% 0.73% 10% 10% 9% 9% 9% 2.50% 2.50% 2.50% 20% 20% 20% 20% 20% 2.25% 2.00% 2.00% 1.75% 22% 22% 21% 21% 21% 1.50% 1.25% 1.25% 13% 13% 14% 14% 14% 1.00% 4% 4% 6% 6% 7% 0.75% 0.76% 0.67% 0.73% 0.50% 0.54% 0.39% 0.43% 31% 31% 30% 30% 29% 0.29% 0.33% 0.22% 0.15% 0.14% 0.14% 0.17% 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 3Q'16 4Q'16 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 Our focus on organic growth and relationship-based funding, in combination with our innovative analytics platform, supports a well-diversified low-cost deposit portfolio. THIRD QUARTER 2019 EARNINGS PRESENTATION 11

Continued Strong Asset Quality Trends ($ in thousands) Net Charge-Offs Nonperforming Loans NCO NCO / Loans NPL - Non-Acquired NPL- Acquired Total NPL Ratio $3,7491 $2,111 $1,841 $7,142 $10,693 $5,644 $6,990 $6,986 $18,998 $20,400 $797 $963 $15,783 $15,423 $15,810 0.08% 0.32% 0.08% 0.15% 0.17% 0.64% 0.55% 0.46% 0.47% 0.52% 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 ALLL Classified and Criticized Assets2 ALLL ALLL Ratio ALLL Ratio-Total Classified Criticized Non-Acquired $33,865 $32,423 $32,822 $33,505 $33,605 4% 3% 4% 3% 0.98% 0.89% 0.89% 0.87% 0.84% 3% 14% 15% 11% 12% 10% 0.83% 0.67% 0.68% 0.69% 0.67% 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 THIRD QUARTER 2019 EARNINGS PRESENTATION 1Includes charge off of $3.0 million for a single impaired loan. 2As as percentage of total risk-based capital 12

Strong Capital Supporting Fortress Balance Sheet Tangible Book Value / Book Value Per Share Tangible Common Equity / Tangible Assets Tangible Book Value Per Share Book Value Per Share 11.1% 10.7% $18.08 $18.70 10.2% $16.83 $17.44 9.9% 9.7% $15.50 $14.30 $12.98 $13.65 $12.01 $12.33 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 Return on Tangible Common Equity Total Risk Based and Tier 1 Capital GAAP - ROTCE Adjusted - ROTCE 1 Total Risk Based Capital Tier 1 Ratio 15.5% 15.5% 15.4% 15.0% 15.2% 14.9% 14.9% 15.1% 14.3% 15.2% 14.7% 15.3% 14.8% 14.4% 14.3% 14.6% 12.4% 13.8% 12.0% 10.9% 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 THIRD QUARTER 2019 EARNINGS PRESENTATION 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP 13

Steady Increase in Shareholder Value Tangible Book Value Per Share $14.30 $13.65 $12.98 $12.33 $12.01 $11.67 $11.39 $11.15 $10.95 $10.41 $10.55 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 Compounded annual growth rate of 13% in tangible book value per share since announcing our Vision 2020 targets in February 2017. THIRD QUARTER 2019 EARNINGS PRESENTATION 14

We Remain Confident in our Ability to Achieve Our Vision 2020 Targets Vision 2020 Targets Return on Tangible Assets 1.30% + Return on Tangible Common Equity 16% + Efficiency Ratio Below 50% THIRD QUARTER 2019 EARNINGS PRESENTATION 15

Contact Details: Seacoast Banking Corporation of Florida Charles M. Shaffer Executive Vice President Chief Operating Officer and Chief Financial Officer (772) 221-7003 INVESTOR RELATIONS NASDAQ: SBCF THIRD QUARTER 2019 EARNINGS PRESENTATION 16

Appendix THIRD QUARTER 2019 EARNINGS PRESENTATION 17

Loan Production and Pipeline Trend Quarterly Trend Nine Months Ended (Amounts in thousands) 3Q'19 2Q'19 1Q'19 4Q'18 3Q18 3Q'19 3Q18 Commercial pipeline at period end $ 359,716 $ 261,586 $ 177,318 $ 164,064 $ 196,512 $ 359,716 $ 196,512 Commercial loans closed 282,224 156,958 109,076 159,388 130,989 548,258 393,490 Residential pipeline-saleable at period end 35,136 46,723 25,939 13,556 18,086 35,136 18,086 Residential loans-sold 80,758 61,391 32,558 31,525 55,848 174,707 157,710 Residential pipeline-portfolio at period end 43,378 3,756 19,346 30,100 40,842 43,378 40,842 Residential loans-retained 22,365 51,755 49,645 73,201 78,663 123,765 232,752 Consumer and small business pipeline at period end 66,341 65,532 67,591 53,453 59,715 66,341 59,715 Consumer and small business originations 103,115 136,479 118,503 114,195 125,920 358,097 329,211 Total Pipelines at Period End $ 504,571 $ 377,597 $ 290,194 $ 261,173 $ 315,155 $ 504,571 $ 315,155 Total Originations $ 488,462 $ 406,583 $ 309,782 $ 378,309 $ 391,420 $ 1,204,827 $ 1,113,163 THIRD QUARTER 2019 EARNINGS PRESENTATION 18

Explanation of Certain Unaudited Non-GAAP Financial Measures This presentation contains financial information determined by These measures are also useful in understanding performance trends methods other than Generally Accepted Accounting Principles and facilitate comparisons with the performance of other financial (“GAAP”). The financial highlights provide reconciliations between institutions. The limitations associated with operating measures are GAAP and adjusted financial measures including net income, the risk that persons might disagree as to the appropriateness of items noninterest income, noninterest expense, tax adjustments and other comprising these measures and that different companies might define financial ratios. Management uses these non-GAAP financial measures or calculate these measures differently. The Company provides in its analysis of the Company’s performance and believes these reconciliations between GAAP and these non-GAAP measures. These presentations provide useful supplemental information, and a clearer disclosures should not be considered an alternative to GAAP.    understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. THIRD QUARTER 2019 EARNINGS PRESENTATION 19

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 3Q'19	2Q'19	1Q'19	4Q'18	3Q'18	Nine Months Ended 3Q'19	3Q'18
Net Income	**$ 25,605**	**$ 23,253**	**$ 22,705**	**$ 15,962**	**$ 16,322**	**$ 71,563**	**$ 51,313**
Total noninterest income	13,943	13,577	12,836	12,714	12,291	40,356	37,308
Securities losses, net	847	466	9	425	48	1,322	198
BOLI benefits on death (included in other income)	(956)	—	—	(280)	—	(956)	—
Total Adjustments to Noninterest Income	(109)	466	9	145	48	366	198
Total Adjusted Noninterest Income	**13,834**	**14,043**	**12,845**	**12,859**	**12,339**	**40,722**	**37,506**
Total noninterest expense	38,583	41,000	43,099	49,464	37,399	122,682	112,809
Merger related charges	—	—	(335)	(8,034)	(482)	(335)	(1,647)
Amortization of intangibles	(1,456)	(1,456)	(1,458)	(1,303)	(1,004)	(4,370)	(2,997)
Business continuity expenses - hurricane events	(95)	—	—	—	—	(95)	—
Branch reductions and other expense initiatives	(121)	(1,517)	(208)	(587)	—	(1,846)	—
Total Adjustments to Noninterest Expense	(1,672)	(2,973)	(2,001)	(9,924)	(1,486)	(6,646)	(4,644)
Total Adjusted Noninterest Expense	**36,911**	**38,027**	**41,098**	**39,540**	**35,913**	**116,036**	**108,165**
Income Taxes	8,452	6,909	6,409	4,930	4,358	21,770	15,329
Tax effect of adjustments	572	874	510	2,623	230	1,956	1,211
Taxes and tax penalties on acquisition-related BOLI	—	—	—	(485)	—	—	—
Effect of change in corporate tax rate on deferred tax assets	(1,135)	—	—	—	—	(1,135)	(248)
Total Adjustments to Income Taxes	(563)	874	510	2,138	230	821	963
Adjusted Income Taxes	7,889	7,783	6,919	7,068	4,588	22,591	16,292
Adjusted Net Income	**$ 27,731**	**$ 25,818**	**$ 24,205**	**$ 23,893**	**$ 17,626**	**$ 77,754**	**$ 55,192**
Earnings per diluted share, as reported	$ 0.49	$ 0.45	$ 0.44	$ 0.31	$ 0.34	$ 1.38	$ 1.07
Adjusted Earnings per Diluted Share	**0.53**	**0.50**	**0.47**	**0.47**	**0.37**	**1.50**	**1.15**
Average shares outstanding	51,935	51,952	52,039	51,237	48,029	51,996	47,903

Seacoast BANKING CORPORATION OF FLORIDA THIRD QUARTER 2019 EARNINGS PRESENTATION

20

GAAP to Non-GAAP Reconciliation

	Quarterly Trend					Nine Months Ended	
(Amounts in thousands except per share data)	3Q'19	2Q'19	1Q'19	4Q'18	3Q'18	3Q'19	3Q'18
Adjusted Noninterest Expense	$ 36,911	$ 38,027	$ 41,098	$ 39,540	$ 35,913	$ 116,036	$ 108,165
Foreclosed property expense and net gain/(loss) on sale	(262)	174	40	—	137	(48)	(460)
Net Adjusted Noninterest Expense	**$ 36,649**	**$ 38,201**	**$ 41,138**	**$ 39,540**	**$ 36,050**	**$ 115,988**	**$ 107,705**
Revenue	$ 74,891	$ 73,713	$ 73,610	$ 72,698	$ 63,853	$ 222,214	$ 188,839
Total Adjustments to Revenue	(109)	466	9	145	48	366	198
Impact of FTE adjustment	79	83	87	116	147	249	325
Adjusted Revenue on a Fully Taxable Equivalent Basis	**$ 74,861**	**$ 74,262**	**$ 73,706**	**$ 72,959**	**$ 64,048**	**$ 222,829**	**$ 189,362**
Adjusted Efficiency Ratio	**48.96%**	**51.44%**	**55.81%**	**54.19%**	**56.29%**	**52.05%**	**56.88%**
Average Assets	$ 6,820,576	$ 6,734,994	$ 6,770,978	$ 6,589,870	$ 5,903,327	$ 6,775,697	$ 5,877,872
Less average goodwill and intangible assets	(227,389)	(228,706)	(230,066)	(213,713)	(165,534)	(228,710)	(166,348)
Average Tangible Assets	**$ 6,593,187**	**$ 6,506,288**	**$ 6,540,912**	**$ 6,376,157**	**$ 5,737,793**	**$ 6,546,987**	**$ 5,711,524**
Return on Average Assets (ROA)	1.49%	1.38%	1.36%	0.96%	1.10%	1.41%	1.17%
Impact of removing average intangible assets and related amortization	0.12	0.12	0.12	0.09	0.08	0.12	0.08
Return on Average Tangible Assets (ROTA)	1.61	1.50	1.48	1.05	1.18	1.53	1.25
Impact of other adjustments for Adjusted Net Income	0.06	0.09	0.02	0.44	0.04	0.06	0.04
Adjusted Return on Average Tangible Assets	**1.67**	**1.59**	**1.50**	**1.49**	**1.22**	**1.59**	**1.29**
Average Shareholders' Equity	$ 946,670	$ 911,479	$ 879,564	$ 827,759	$ 728,290	$ 912,817	$ 711,189
Less average goodwill and intangible assets	(227,389)	(228,706)	(230,066)	(213,713)	(165,534)	(228,710)	(166,348)
Average Tangible Equity	**$ 719,281**	**$ 682,773**	**$ 649,498**	**$ 614,046**	**$ 562,756**	**$ 684,107**	**$ 544,841**
Return on Average Shareholders' Equity	10.73%	10.23%	10.47%	7.65%	8.89%	10.48%	9.65%
Impact of removing average intangible assets and related amortization	4.00	4.07	4.39	3.29	3.15	4.15	3.49
Return on Average Tangible Common Equity (ROTCE)	14.73	14.30	14.86	10.94	12.04	14.63	13.14
Impact of other adjustments for Adjusted Net Income	0.57	0.87	0.25	4.50	0.39	0.57	0.40
Adjusted Return on Average Tangible Common Equity	**15.30**	**15.17**	**15.11**	**15.44**	**12.43**	**15.20**	**13.54**

Seacoast BANKING CORPORATION OF FLORIDA
THIRD QUARTER 2019 EARNINGS PRESENTATION
21

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 3Q'19	2Q'19	1Q'19	4Q'18	3Q'18	Nine Months Ended 3Q'19	3Q'18
Loan interest income excluding accretion on acquired loans	$ 59,279	$ 58,169	$ 58,397	$ 55,470	$ 46,349	$ 175,845	$ 133,395
Accretion on acquired loans	3,859	4,166	3,938	4,089	2,453	11,963	7,240
Loan Interest Income[1]	**$ 63,138**	**$ 62,335**	**$ 62,335**	**$ 59,559**	**$ 48,802**	**$ 187,808**	**$ 140,635**
Yield on loans excluding accretion on acquired loans	4.76%	4.82%	4.89%	4.77%	4.59%	4.82%	4.52%
Impact of accretion on acquired loans	0.30	0.34	0.33	0.35	0.24	0.33	0.25
Yield on Loans	**5.06**	**5.16**	**5.22**	**5.12**	**4.83**	**5.15**	**4.77**
Net interest income excluding accretion on acquired loans	$ 57,168	$ 56,053	$ 56,923	$ 56,011	$ 49,256	$ 170,144	$ 144,616
Accretion on acquired loans	3,859	4,166	3,938	4,089	2,453	11,963	7,240
Net Interest Income[1]	**$ 61,027**	**$ 60,219**	**$ 60,861**	**$ 60,100**	**$ 51,709**	**$ 182,107**	**$ 151,856**
Net interest margin excluding accretion on acquired loans	3.64%	3.67%	3.76%	3.73%	3.64%	3.69%	3.61%
Impact of accretion on acquired loans	0.25	0.27	0.26	0.27	0.18	0.26	0.18
Net Interest Margin	**3.89**	**3.94**	**4.02**	**4.00**	**3.82**	**3.95**	**3.79**

[1] *On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.*

Seacoast BANKING CORPORATION OF FLORIDA THIRD QUARTER 2019 EARNINGS PRESENTATION 22

GAAP to Non-GAAP Reconciliation ($ in thousands) $121 $95 $572 $847 Branch Business Tax effect of Adjusted Net reductions continuity adjustments Securities $956 Income expenses - losses, net and other $1,135 expense hurricane BOLI $27,731 initiatives events benefits on Effect of death change in (included in $1,456 corporate other Net Income tax rate on income) deferred tax Amortization assets $25,605 of intangibles THIRD QUARTER 2019 EARNINGS PRESENTATION 23